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                                                                    EXHIBIT 23.3



            CONSENT OF CONNER & WINTERS, A PROFESSIONAL CORPORATION



     We hereby consent to all references of our firm in the Prospectus forming a part of this Registration Statement.

                                             CONNER & WINTERS,
                                             A Professional Corporation

July 11, 1996